UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 Or 15(d) Of The Securities Exchange Act of 1934

BRISTOL WEST HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Date of Report (Date of Earliest Event Reported): May 19, 2006

Commission File No. 001-31984

Delaware	001-31984	13-3994449
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

5701 Stirling Road, Davie, Florida		33314
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (954) 316-5200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry Into a Material Definitive Agreement

Executive Officer Incentive Plan

On February 21, 2006, the Compensation Committee and the Board of Directors (the “Board”) of Bristol West Holdings, Inc. (“Bristol West”) adopted the Bristol West Holdings, Inc. Executive Officer Incentive Plan (“EIP”).  The EIP was designed to preserve the income tax deductibility of incentives paid under the EIP to Bristol West’s executive officers who are subject to the limitations of Section 162(m) of the Internal Revenue Code of 1986, as amended, and related regulations and interpretations (the “Code”).  Accordingly, adoption of the EIP (and implementation of awards under the EIP) was subject to the approval of Bristol West’s stockholders pursuant to Code Section 162(m).  On May 19, 2006, Bristol West issued a press release (the “May 19 Press Release”) announcing that its stockholders approved the EIP at Bristol West’s 2006 Annual Meeting of Stockholders on May 19, 2006 (the “2006 Annual Meeting”).  A copy of the EIP is filed as Exhibit 10.3 to Bristol West’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 27, 2006.

Item 8.01. Other Events.

The May 19 Press Release also announced that Bristol West’s stockholders elected the 10 directors nominated by the Board for election at the 2006 Annual Meeting.  The 10 directors elected by the stockholders at the 2006 Annual Meeting were: James R. Fisher, R. Cary Blair, Jeffrey J. Dailey, Richard T. Delaney, Todd A. Fisher, Perry Golkin, Mary R. Hennessy, Eileen Hilton, James N. Meehan and Arthur J. Rothkopf.

Messrs. Inder-Jeet S. Gujral and Scott C. Nuttall retired from the Board effective May 19, 2006 having previously advised the Board that they did not intend to stand for re-election at the 2006 Annual Meeting.

The May 19 Press Release also announced that at the 2006 Annual Meeting Bristol West’s stockholders ratified the Audit Committee’s selection of Deloitte & Touche LLP as the Independent Auditor for 2006.

Item 9.01.  Financial Statements and Exhibits

(d)	Exhibits

	99.1	Press Release, dated May 19, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BRISTOL WEST HOLDINGS, INC.
(Registrant)

Date: May 23, 2006	By:	/s/ Craig E. Eisenacher

Craig E. Eisenacher
Senior Vice President–Chief Financial Officer
(Principal Financial Officer, Principal Accounting Officer and duly authorized officer)

INDEX TO EXHIBITS

Exhibit Number and Description

99.1	Press Release, dated May 19, 2006